Exhibit 99.1

Contacts:	Jack Lief	Susan Neath
	Arena Pharmaceuticals	Atkins + Associates
	(858) 453-7200, extension 223	(858) 527-3486

www.arenapharm.com	Press Release

Arena Pharmaceuticals Announces Second Quarter 2004 Financial Results

San Diego, CA, July 20, 2004 - Arena Pharmaceuticals, Inc. (NASDAQ: ARNA) today reported financial results for the second quarter and six months ended June 30, 2004.

Total revenues in the second quarter of 2004 were $1.4 million, compared to $3.0 million in the second quarter of 2003. Total revenues for the six months ended June 30, 2004 were $7.2 million, compared to $8.3 million for the six months ended June 30, 2003. Arena reported a net loss allocable to common stockholders for the second quarter and the first six months of 2004 of $17.0 million, or $0.67 per share, and $29.5 million, or $1.17 per share, respectively. This compares with a net loss allocable to common stockholders for the second quarter and the first six months of 2003 of $11.8 million, or $0.42 per share, and $20.6 million, or $0.74 per share, respectively.

Research and development expenses totaled $14.4 million in the second quarter of 2004, compared to $13.1 million in the second quarter of 2003. Research and development expenses totaled $28.2 million in the first six months of 2004, compared to $25.2 million in the first six months of 2003. General and administrative expenses totaled $2.4 million in the second quarter of 2004, compared to $2.1 million in the second quarter of 2003. General and administrative expenses totaled $5.0 million in the first six months of 2004, compared to $4.0 million in the first six months of 2003.

Cash, cash equivalents and short-term investments totaled $130.6 million at June 30, 2004.

“The second quarter of 2004 was pivotal for Arena, as we completed a Phase 1a clinical trial for our lead compound, APD356 for obesity. We are excited by the favorable results we achieved in our Phase 1a trial and plan to initiate our Phase 1b trial later this month,” commented Jack Lief, President and CEO of Arena. “We look forward to continuing our progress in the second half of 2004 by further advancing our pipeline, including, APD125, which we hope to move into a Phase 1 clinical trial later this year.”

Arena’s Second Quarter Highlights:

•                  Completed dosing in its Phase 1a single-dose study of its lead obesity compound, APD356

•                  Completed planning for its Phase 1b multiple-dose study of APD356

•                  Advanced its insomnia compound, APD125, into IND-enabling toxicity studies;
a Phase 1 study is scheduled for the second half of this year

•                  Progressed its 19AJ program for diabetes into a selection process between two lead compounds; a Phase 1 study is anticipated to begin in the second half of 2005

Arena will be hosting both a conference call and webcast to discuss second quarter 2004 financial results, highlights from the quarter and results from the Phase 1a APD356 trial on Tuesday, July 20, 2004, at 5:00 PM Eastern Time (2:00 PM Pacific Time). Jack Lief, President and CEO, Robert Hoffman, Vice President, Finance and Chief Accounting Officer and William Shanahan, M.D., Vice President and Chief Medical Officer will be present on the conference call.

The conference call can be accessed by dialing (888) 273-9887 for domestic callers and (612) 332-0820 for international callers. Please specify to the operator that you would like to join the “Arena Pharmaceuticals Second Quarter Earnings Conference Call.” Additionally, the conference call will be webcast live on Arena’s website at http://www.arenapharm.com, under the investor relations section, and will be archived there for 30 days following the call. Please connect to Arena’s website several minutes prior to the start of the conference call to ensure adequate time for any software download that may be necessary.

About Arena

Arena is a biopharmaceutical company focusing on the discovery, development and commercialization of drugs in four major therapeutic areas: metabolic, cardiovascular, inflammatory and central nervous system diseases. Arena is developing a broad pipeline of compounds that act on an important class of drug targets called G protein-coupled receptors, or GPCRs, and that are being developed using Arena’s proprietary technologies, including CART™ (Constitutively Activated Receptor Technology) and Melanophore. Arena also has research collaborations with Merck, Fujisawa, Taisho and TaiGen for products in a number of different indications. For additional information about Arena, visit their website at http://www.arenapharm.com.

Arena Pharmaceuticals® and Arena® are registered service marks of the company. CART™ is an unregistered service mark of the company.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about when and whether Arena expects to continue developing its pipeline of compounds, including APD356, APD125 and 19AJ, and Arena’s strategy, technologies, preclinical and clinical programs, ability to identify and develop drugs, future achievements, goals and expectations, as well as other statements that are not historical facts, including statements that are preceded by the word “will,” “plan,” “hope” or similar words. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the timing, success and cost of Arena’s research, out-licensing endeavors and clinical studies, Arena’s ability to obtain additional financing from collaborators or investors, and the timing and receipt of payments and fees, if any, from Arena’s collaborators. Additional factors that could cause actual results to differ materially from those stated or implied by Arena’s forward-looking statements are disclosed in Arena’s SEC reports, including Arena’s most recent quarterly report on Form 10-Q and its recently filed registration statement on Form S-3. These forward-looking statements represent Arena’s judgment as of the date of this release. Arena disclaims any intent or obligation to update these forward-looking statements.

Arena Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

	Three months ended		Six months ended
	June 30,		June 30,
	2004	2003	2004	2003
	(unaudited)		(unaudited)

Revenues
Total revenues	$1,398,334	$2,973,770	$7,181,668	$8,349,210

Expenses

Research and development	14,382,211	13,131,197	28,180,238	25,197,309
General and administrative	2,424,919	2,081,980	4,971,108	3,967,171
Amortization of non-cash deferred compensation	383,671	828,684	884,299	1,862,650
Amortization of acquired technology	405,305	405,305	810,610	810,610
Total expenses	17,596,106	16,447,166	34,846,255	31,837,740
Interest and other income, net	59,408	1,711,081	(163,369)	2,914,780
Net loss	(16,138,364)	(11,762,315)	(27,827,956)	(20,573,750)
Dividends on redeemable convertible preferred stock	(354,594)	—	(709,508)	—
Accretion of discount related to redeemable convertible preferred stock	(462,971)	—	(925,942)	—
Net loss allocable to common stockholders	$(16,955,929)	$(11,762,315)	$(29,463,406)	$(20,573,750)

Net loss per share, basic and diluted	$(0.67)	$(0.42)	$(1.17)	$(0.74)

Shares used in calculating net loss per share,
basic and diluted	25,318,761	27,718,235	25,252,592	27,703,961

Condensed Consolidated Balance Sheet Data

	June 30,	December 31,
	2004	2003
	(unaudited)	(Note)
Assets
Cash, cash equivalents and short-term investments	$130,561,143	$154,016,883
Other current assets	4,129,444	4,758,673
Land, property and equipment, net	54,723,154	55,729,472
Acquired technology, investments and other assets	13,581,239	15,393,081
Total assets	$202,994,980	$229,898,109
Liabilities and Stockholders’ Equity
Liabilities	$21,776,118	$20,973,873
Redeemable convertible preferred stock	27,438,411	25,776,104
Stockholders’ equity	153,780,451	183,148,132
Total liabilities and stockholders’ equity	$202,994,980	$229,898,109

Note: The Condensed Consolidated Balance Sheet Data has been derived from the audited financial statements as of that date.

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